SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]   Preliminary Proxy Statement          [_]   Confidential, for use of the
[X]   Definitive Proxy Statement                 the Commission only
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to Rule 14A-ll(c) or Rule 14a-12


                                CADUS CORPORATION
                                -----------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
      (2)   Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
      (5)   Total fee paid:

            --------------------------------------------------------------------

[_]   Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid: $______________

      (2)   Form, Schedule or Registration Statement No.: _________________

      (3)   Filing Party: _________________

      (4)   Date Filed: __________________

                                CADUS CORPORATION
                                767 Fifth Avenue
                            New York, New York 10153


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 14, 2005

To the Stockholders of Cadus Corporation:

      Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Cadus Corporation (the "Company") will be held on Wednesday, September 14, 2005, at the offices of Morrison Cohen LLP, 909 Third Avenue, 27th Floor, New York, New York 10022, at 2:00 p.m. local time.

      The Meeting will be held for the following purposes:

      1. To elect five directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

      2. To transact such other business as may properly come before the Meeting or any and all adjournments thereof.

      The Board of Directors of the Company fixed the close of business on July 26, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any and all adjournments thereof. Consequently, only stockholders of record at the close of business on July 26, 2005 are entitled to notice of and to vote at the Meeting and at any and all adjournments thereof.

      Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card, and return it promptly in the enclosed envelope to ensure your representation at the Meeting. You are cordially invited to attend the Meeting and, if you do so, you may personally vote, regardless of whether you have signed a proxy.

New York, New York
August 10, 2005
                                        By Order of the Board of Directors

                                        David Blitz
                                        President

                                CADUS CORPORATION
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 702-4367


                         ------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                         ------------------------------



      This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of Cadus Corporation (the "Company), to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Wednesday, September 14, 2005, at 2:00 p.m. local time, at the offices of Morrison Cohen LLP, 909 Third Avenue, 27th Floor, New York, New York 10022, and at any and all adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to the holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), on or about August 10, 2005.

      Stockholders of the Company represented at the Meeting will consider and vote upon (i) the election of five directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified and (ii) such other business as may properly come before the Meeting or any and all adjournments thereof. The Company is not aware of any other business to be presented for consideration at the Meeting.


                       VOTING AND SOLICITATION OF PROXIES

      Only holders of record of shares of Common Stock at the close of business on July 26, 2005 (the "Record Date") are entitled to vote at the Meeting. As of the Record Date, 13,144,040 shares of Common Stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held of record on the Record Date for each proposal submitted for stockholder consideration at the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. The election of each nominee for director requires a plurality of the total votes cast. Abstentions will be considered shares present for purposes of determining whether a quorum is present at the Meeting and, therefore, will have the same legal effect as a vote against a motion presented at the Meeting. Broker non-votes will be considered as shares not entitled to vote and will, therefore, not be considered in the tabulation of votes.

      All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Meeting in accordance with the directions on the proxies. A proxy may be revoked at any time prior to final tabulation of the votes at the Meeting. Stockholders may revoke proxies by written notice to the Secretary of the Company, by delivery of a proxy bearing a later date, or by personally appearing at the Meeting and casting a contrary vote. If no direction is indicated, the shares represented by properly executed proxies will be voted in favor of the Board's nominees for director. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Meeting.

      The executive officers and directors of the Company as a group own or may be deemed to control approximately 38.09% of the outstanding shares of Common Stock of the Company. Each of the executive officers and directors has indicated his intent to vote all shares of Common Stock owned or controlled by him in favor of the election of the nominees for the Board of Directors of the Company set forth herein.

      The proxy solicitation is made by and on behalf of the Board. Solicitation of proxies for use at the Meeting may be made in person or by mail, telephone or telegram, by officers and regular employees of the Company. Such persons will receive no additional compensation for any solicitation activities. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. The Company will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders.


                        COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of June 30, 2005, with respect to
(i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each Named Executive Officer (as defined below under "EXECUTIVE COMPENSATION- Summary Compensation") and (iv) all directors and executive officers as a group. All information is based upon ownership filings made by such persons with the Securities and Exchange Commission (the "Commission") or upon information provided by such persons to the Company.

                                             NUMBER OF SHARES      PERCENTAGE OF
                                           AMOUNT AND NATURE OF     OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER (1)   BENEFICIAL OWNERSHIP       OWNED(2)
----------------------------------------   --------------------    -------------
Carl C. Icahn...........................        4,973,158(3)           37.80%
  767 Fifth Avenue
  New York, New York  10153
SmithKline Beecham Corporation..........          660,962(4)            5.03%
  One Franklin Plaza
  Philadelphia, PA  19102
James R. Broach.........................             ----                 *
Russell D. Glass........................           37,500                 *
Peter S. Liebert, M.D...................           20,334(5)              *
Michele A. Paige........................             ----                 *
Jack G. Wasserman.......................           14,500(6)              *
David Blitz.............................             ----                 *
All executive officers and directors....        5,045,492(7)           38.09%
  as a group (7 persons)

----------
  * Less than one percent

(1) Except as otherwise indicated above, the address of each stockholder identified above is c/o the Company, 767 Fifth Avenue, New York, NY 10153. Except as indicated in the other footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock.

(2) Share ownership in the case of each person listed above includes shares issuable upon the exercise of options held by such person as of June 30, 2005, that may be exercised within 60 days after such date for purposes of computing the percentage of Common Stock owned by such person, but not for purposes of computing the percentage of Common Stock owned by any other person.

(3) Includes 2,258,790 shares of Common Stock held by High River Limited Partnership and 1,599,942 shares of Common Stock held by Barberry Corp. Mr. Icahn is the sole shareholder of Barberry Corp. and Barberry Corp. is the sole general partner of High River Limited Partnership. Also includes 12,000 shares of Common Stock that Mr. Icahn currently has the right to acquire upon the exercise of stock options.

(4) Includes 330,481 shares of Common Stock held by SmithKline Beecham p.l.c., an affiliate of SmithKline Beecham Corporation.

(5) Includes 12,000 shares of Common Stock which Dr. Liebert currently has the right to acquire upon the exercise of stock options.

(6) Consists of 14,500 shares of Common Stock which Mr. Wasserman currently has the right to acquire upon the exercise of stock options.

(7) Includes 38,500 shares of Common Stock issuable upon exercise of options. See footnotes (3), (5) and (6).

                              ELECTION OF DIRECTORS
                                    (Item 1)

      The directors to be elected at the Meeting will serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Properly executed proxies not marked to the contrary will be voted "FOR" the election to the Board of each nominee. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the current directors. The nominees for the Board of the Company are as follows:

                    James R. Broach                   Peter S. Liebert
                    Russell D. Glass                  Jack G. Wasserman
                    Carl C. Icahn

      Information about the foregoing nominees is set forth under "MANAGEMENT" below.

      THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION TO THE BOARD OF ALL NOMINEES NAMED ABOVE.

BOARD MEETINGS AND COMMITTEES

      The Board held five meetings in 2004. Each director attended at least seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board, plus (ii) the total number of meetings held by all committees of the Board on which the director served.

      The Board has a Compensation Committee, consisting of Messrs. Liebert and Wasserman, which makes recommendations regarding salaries and incentive compensation for employees of and consultants to the Company and which administers the 1993 Stock Option Plan and the 1996 Incentive Plan. The Compensation Committee held no meetings in 2004.

      The Company does not have a separately-designated standing audit committee or a committee performing similar functions. The entire Board of Directors of the Company acts as the audit committee. The Board of Directors of the Company has determined that it does not have an "audit committee financial expert" as such term is defined in the new rules adopted by the Securities and Exchange Commission requiring companies to disclose whether or not at least one member of the audit committee is an "audit committee financial expert." The Board of Directors believes that the aggregate technical, commercial and financial experience of its members, together with their knowledge of the Company, provides the Board with the ability to monitor and direct the goals of the Company and to protect the best interests of its shareholders and that its members are fully qualified to monitor the performance of management, the public disclosures by the Company of its financial condition and performance, the Company's internal accounting operations and its independent auditors. In addition, the Board of Directors is authorized to engage independent financial consultants, auditors and counsel whenever it believes it is necessary and appropriate to do so.

      The Company does not have a separately-designated standing nominating committee or a committee performing similar functions. The entire Board of Directors of the Company acts as the nominating committee and selects candidates to stand for election as members of the Board of Directors. The Board of Directors will consider candidates for directors proposed by security holders, although no formal procedures for submitting names of candidates has been adopted.

      Each non-employee director receives $3,000 in annual compensation, payable quarterly in arrears.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      Although the Company does not have a formal procedure for shareholder communication with the Board, the Company's Board of Directors has always been, and will remain, open to communications from the Company's stockholders. In general, members of the Board and the Chief Executive Officer are accessible by mail in care of the Company. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company's Chief Executive Officer with a request to forward the communication to the intended recipient. Such communications will be screened by the Chief Executive Officer for appropriateness before either forwarding to or notifying the members of the Board of receipt of a communication. Please note that the foregoing procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding. For information concerning stockholder proposals, see "Stockholder Proposals for 2006 Annual Meeting."

                                   MANAGEMENT

      Information with respect to the executive officers, directors and nominees for director of the Company as of June 30, 2005 is set forth below:

Name                               Age     Position
----                               ---     --------

James R. Broach, Ph.D.**           57      Director

Russell D. Glass**                 43      Director

Carl C. Icahn**                    69      Director

Peter S. Liebert, M.D.**(1)        69      Director

Jack G. Wasserman**(1)             68      Director

David Blitz                        73      Chief Executive Officer and President

----------
**  Nominee for Election to the Board.

(1) Member of the Compensation Committee.


      JAMES R. BROACH, PH.D., a scientific founder of Cadus and inventor of Cadus's yeast-based drug discovery technology, has been Director of Research of Cadus since its inception. He is and has been since 1984 a Professor at Princeton University in the Department of Molecular Biology. In 1984, Dr. Broach and his collaborators were the first ones to demonstrate that human genes could be successfully implanted into yeast cells. He received his Ph.D. in Biochemistry from University of California at Berkeley and his B.S. from Yale University.

      RUSSELL D. GLASS became a director of Cadus in June 1998. He served as President and Chief Executive Officer of Cadus from April 2000 until February 2003. Mr. Glass is a private investor. From 2002 to 2003 Mr. Glass served as Co-Chairman and Chief Investment Officer of Ranger Partners, an investment management company. From 1998 to 2002 Mr. Glass served as President and Chief Investment Officer of Icahn Associates Corp., a diversified investment firm, and as Vice-Chairman and Director of Lowestfare.com, Inc., a travel services company. Previously, Mr. Glass had been a partner in Relational Investors LLC, from 1996 to 1998, and in Premier Partners Inc., from 1988 to 1996, firms engaged in investment research and management. From 1984 to 1986 he served as an investment banker with Kidder, Peabody & Co. Previously, Mr. Glass served as a Director of Automated Travel Systems, Inc., a software development firm; Axiom Biotechnologies, a pharmacology profiling company; National Energy Group, an oil and gas exploration and production company; and Next Generation Technology Holdings, a healthcare information technology company. He currently serves as a Director of the A.G. Spanos Corporation, a national real estate developer and owner of the NFL San Diego Chargers Football Club. Mr. Glass earned a B.A. in economics from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

      CARL C. ICAHN became a director of Cadus in July 1993. Mr. Icahn has served as Chairman of the Board and a director of Starfire Holding Corporation ("Starfire") (formerly Icahn Holding Corporation), a privately-held holding company, and as Chairman of the Board and a director of various subsidiaries of Starfire, since 1984. Mr. Icahn is and has been since 1994 a majority shareholder, the Chairman of the Board and a Director of American Railcar Industries, Inc. ("ARI"), a Missouri corporation. ARI is primarily engaged in the business of manufacturing, managing, leasing and selling of railroad freight and tank cars. Mr. Icahn has also been Chairman of the Board and President of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, since 1968. Since November 1990, Mr. Icahn has been Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged, among other things, in the oil and gas business and casino entertainment business. From August 1998 to August 2002, Mr. Icahn served as Chairman of the Board of Maupintour Holding LLC (f/k/a/ Lowestfare.com, LLC), an internet travel reservations company. From October 1998 through May 2004, Mr. Icahn was the President and a director of Stratosphere Corporation, which operates the Stratosphere Hotel and

Casino. Since September 29, 2000, Mr. Icahn has served as the Chairman of the Board of GB Holdings, Inc., which owns all of the outstanding stock of Atlantic Coast Entertainment Holdings, Inc., which through its wholly-owned subsidiary owns and operates The Sands Hotel and Casino in Atlantic City, New Jersey. Mr. Icahn also serves in the same capacity with Atlantic Coast Entertainment Holdings, Inc. In January 2003, Mr. Icahn became Chairman of the Board and a director of XO Communications, Inc., a telecommunications company. Mr. Icahn received his B.A. from Princeton University in 1957.

      PETER S. LIEBERT, M.D., became a director of Cadus in April 1995. Dr. Liebert has been a pediatric surgeon in private practice since 1968 and is affiliated with the Children's Hospital of Columbia Presbyterian. He is Clinical Associate Professor of Surgery, College of Physicians and Surgeons, Columbia University. He is a past president of the Westchester County Medical Society and is currently Chairman of its Finance Committee. He is also Chairman of the Board of Rx Vitamins, Inc. Dr. Liebert holds an M.D. from Harvard University Medical School and a B.A. from Princeton University.

      JACK G. WASSERMAN has served as a director of Cadus since May 1996. Mr. Wasserman is an attorney and a member of the Bars of New York, Florida, and the District of Columbia. From 1966 until 2001 he was a senior partner of Wasserman, Schneider, Babb & Reed, a New York-based law firm, and its predecessors. Since September 2001 Mr. Wasserman has been engaged in the practice of law as a sole practitioner. Since 1993 he has been a director of American Property Investors, Inc., the general partner of American Real Estate Partners, LP and, in 2003, became a director of its indirect subsidiaries, American Casino & Entertainment Properties and American Entertainment & Casino Finance Corp. Mr. Wasserman has been licenced by the New Jersey State Casino Control Commission and the Nevada State Gaming Control Commission. Since December 1, 1998, Mr. Wasserman has been a director of National Energy Group, Inc. which, on December 4, 1998, sought protection under the federal bankruptcy laws; a Plan of Reorganization became effective August 4, 2000, and a final decree closing the case and settling all matters relating to the bankruptcy proceeding became effective on December 13, 2001. In 2003, National Energy Group, Inc., became an indirect subsidiary of
American Real Estate Partners, LP. On March 11, 2004, Mr. Wasserman was appointed to the Board of Directors of Triarc Companies, Inc. and was elected by the stockholders to the Board of Directors in June 2004; he serves on Triarc's Audit and Compensation Committees. Mr. Wasserman received a B.A. from Adelphi University, a J.D. from Georgetown University Law Center, and a Graduate Diploma from Johns Hopkins University School of Advanced International Studies.

      DAVID BLITZ became acting President, acting Chief Executive Officer, Treasurer and Secretary of Cadus in May 2004. Mr. Blitz, a retired partner of Deloitte & Touche, has been employed as a certified public accountant by Joel Popkin & Co., P.C. since January 1990. Mr. Blitz, as an employee of Joel Popkin & Co., P.C., has been performing Cadus Corporation's internal accounting since March 2000. He earned his B.A. in Economics from Brooklyn College.

OTHER MATTERS RELATING TO DIRECTORS

      On January 5, 2001, Reliance Group Holdings, Inc. ("Reliance") commenced an action in the United States District Court for the Southern District of New York against Carl C. Icahn, Icahn Associates

Corp. and High River Limited Partnership ("High River") (a limited partnership controlled by Mr. Icahn) alleging that High River's tender offer for Reliance 9% senior notes violated Section 14(e) of the Securities Exchange Act of 1934. Reliance sought a temporary restraining order and preliminary and permanent injunctive relief to prevent defendants from purchasing the notes. The Court initially imposed a temporary restraining order. Defendants then supplemented the tender offer disclosures. The Court conducted a hearing on the disclosures and other matters raised by Reliance. The Court then denied Reliance's motion for a preliminary injunction and ordered dissolution of the temporary restraining order following dissemination of the supplement. Reliance took an immediate appeal to the United States Court of Appeals for the Second Circuit and sought a stay to restrain defendants from purchasing notes during the pendency of the appeal. On January 30, 2001, the Court of Appeals denied plaintiffs' stay application. On January 30, Reliance also sought a further temporary restraining order from the District Court. The Court considered the matter and reimposed its original restraint until noon the next day, at which time the restraint against Mr. Icahn and his affiliates was dissolved. On March 22, 2001, the Court of Appeals ruled in favor of Mr. Icahn by affirming the judgment of the District Court.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION


      The following table sets forth certain information concerning the compensation paid or accrued by Cadus for services rendered to Cadus in all capacities for the fiscal years ended December 31, 2004, 2003 and 2002, by its Chief Executive Officer and each of the Cadus's other executive officers whose total salary and bonus exceeded $100,000 during 2004 (collectively, the "Named Executive Officers"):

                           Summary Compensation Table
                           --------------------------

                                                                                          Long-Term
                                                                                         Compensation
                                                                                            Awards
                                                             Annual Compensation         ------------
                                                             -------------------          Securities
                                                                                          Underlying         All Other
       Name and Principal Position            Year       Salary ($)       Bonus ($)       Options (#)       Compensation
       ---------------------------            ----       ----------       ---------       ------------      ------------
David Blitz (1)..........................     2004         $15,625           --                --                 --
  President and                               2003            --             --                --                 --
  Chief Executive Officer                     2002            --             --                --                 --

Michele A. Paige (2).....................     2004            --             --                --                 --
  President and                               2003            --             --                --                 --
  Chief Executive Officer                     2002            --             --                --                 --

Russell D. Glass (3).....................     2004            --             --                --                 --
  President and                               2003            --             --                --                 --
  Chief Executive Officer                     2002            --             --                --                 --

-------------------
(1) Mr. David Blitz has been the Company's acting President and Chief Executive Officer from May 2004 and serves in such capacity at the rate of $25,000 per annum.

(2) Ms. Michele A. Paige was the Company's President and Chief Executive Officer from February 2003 until April 2004 and served in such capacity without compensation.

(3) Mr. Russell D. Glass was the Company's President and Chief Executive Officer from April 2000 until February 2003 and served in such capacity without compensation.


OPTION GRANTS

      The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 2004 by the Company to the Named Executive Officers:

                                              OPTION GRANTS IN LAST FISCAL YEAR

                                                   Individual Grants
                              -----------------------------------------------------------        Potential Realizable
                                                Percent of                                     Value At Assumed Annual
                                                  Total                                          Rates of Stock Price
                              Securities         Options                                           Appreciation for
                              Underlying        Granted to       Exercise                          Option Terms ($)
                                Options        Employees in       Price        Expiration      -----------------------
           Name               Granted (#)      Fiscal Year      ($/share)         Date                5%      10%
           ----               -----------      ------------     ---------      ----------            ----    -----
David Blitz................       --                --              --             --                 --       --
Michele A. Paige...........       --                --              --             --                 --       --
Russell D. Glass...........       --                --              --             --                 --       --


OPTION EXERCISES AND HOLDINGS

      The following table sets forth certain information concerning each exercise of stock options, during the fiscal year ended December 31, 2004 by the Named Executive Officers and unexercised stock options held by the Named Executive Officers as of the end of such fiscal year.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                                         Number of
                                                                   Securities Underlying               Value of Unexercised
                                                                   Unexercised Options at            In-The-Money Options at
                                                                    December 31, 2004(#)               December 31, 2004($)
                               Shares          Aggregate           ----------------------            -----------------------
                             Acquired on         Value
          Name              Exercise (#)      Realized ($)      Exercisable    Unexercisable       Exercisable    Unexercisable
          ----              ------------      ------------      -----------    -------------       -----------    -------------
David Blitz..............        --               --                 --              --                 --             --
Michele A. Paige.........        --               --                 --              --                 --             --
Russell D. Glass.........        --               --                 --              --                 --             --


Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

      The Company's Compensation Committee is composed of Peter Liebert and Jack
G. Wasserman. Neither Mr. Liebert nor Mr. Wasserman is or was an officer or employee of the Company.

Board Compensation Committee Report on Executive Compensation
-------------------------------------------------------------

      INTRODUCTION

      The Compensation Committee of the Board of Directors of the Company is responsible for determining and administering the Company's compensation policies for the remuneration of the Company's officers. The Compensation Committee annually evaluates individual and corporate performance from both a short-term and long-term perspective. In 2004, the Company had no officers other than its former Chief Executive Officer who served in such capacity without compensation and its acting Chief Executive Officer who served in a consultative capacity at the rate of $25,000 per annum for the interim period during which the Company continued its search for a new Chief Executive Officer. Accordingly, the following report of the Compensation Committee is not entirely applicable to calendar year 2004 but is presented for an historical perspective.

      PHILOSOPHY

      The Company's executive compensation program historically has sought to encourage the achievement of business objectives and superior corporate performance by the Company's executives. The program enables the Company to reward and retain highly qualified executives and to foster a performance-oriented environment wherein management's long-term focus is on maximizing stockholder value through equity-based incentives. The program calls for consideration of the nature of each executive's work and responsibilities, unusual accomplishments or achievements on the Company's behalf, years of service, the executive's total compensation and the Company's financial condition generally.

      COMPONENTS OF EXECUTIVE COMPENSATION

      Historically, the Company's executive employees have received cash-based and equity-based compensation.

      CASH-BASED COMPENSATION. Base salary represents the primary cash component of an executive employee's compensation, and is determined by evaluating the responsibilities associated with an employee's position at the Company and the employee's overall level of experience. In addition, the Committee, in its discretion, may award bonuses. The Compensation Committee and the Board believe that the Company's management and employees are best motivated through stock option awards and cash incentives.

      EQUITY-BASED COMPENSATION. Equity-based compensation principally has been in the form of stock options. The Compensation Committee and the Board believe that stock options represent an important component of a well-balanced compensation program. Because stock option awards provide value only in the event of share price appreciation, stock options enhance management's focus on maximizing long-term stockholder value and thus provide a direct relationship between an executive's compensation and the stockholders' interests. No specific formula is used to determine stock option awards for an employee. Rather, individual award levels are based upon the subjective evaluation of each employee's overall past and expected future contributions to the success of the Company.

Compensation of the Chief Executive Officer
-------------------------------------------

      The philosophy, factors and criteria of the Compensation Committee generally applicable to the Company's officers have historically been applicable to the Chief Executive Officer. However, of the Company's Chief Executive Officers in 2004, Michele A. Paige served in such capacity without compensation and the current acting Chief Executive Officer, David Blitz, is serving on a consultative basis at the rate of $25,000 per annum for the interim period during which the Company continues its search for a new Chief Executive Officer.

           Peter Liebert
           Jack G. Wasserman


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      James Broach provides consulting services to the Company for patent and license related matters for which he was paid $13,000, $13,000 and $7,000 in calendar years 2004, 2003 and 2002, respectively.

      In May 2004, the Board of Directors appointed David Blitz the acting Chief Executive Officer of the Company at the rate of $25,000 per annum for the interim period during which the Company is continuing its search for a new Chief Executive Officer. In 2004, the Company paid $15,625 to Mr. Blitz in such capacity. Mr. Blitz remains an employee of Joel Popkin & Co., P.C., in which capacity he will continue to perform the Company's internal accounting as he has done since March 2000. The Company paid Joel Popkin & Co. $54,687 for such accounting services and $8,000 for tax preparation services performed in 2004 and anticipates that it will pay similar amounts for such services in 2005.


REPORT OF THE BOARD OF DIRECTORS IN LIEU OF REPORT OF AN AUDIT COMMITTEE

      The Company does not have an audit committee and the Board has not adopted a written charter for an audit committee. The entire Board of Directors of the Company acts as the audit committee. The members of the Board of Directors are James R. Broach, Russell D. Glass, Carl C. Icahn, Peter S. Liebert and Jack G. Wasserman.

      On May 4, 2004, the Board of Directors of the Company engaged Grant Thornton LLP as the Company's new independent accountants to replace KPMG LLP. The Board of Directors has reviewed and discussed the Company's audited financial statements for the year ended December 31, 2004 with both management and the independent accountants, Grant Thornton LLP. The Board also discussed with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61.

      The  Board  received  from  the   independent   accountants   the  written
disclosures required by Independent Standards Board Standard No. 1 and discussed with the independent accountants that firm's independence.

      The following table sets forth the fees incurred by the Company for the services of its principal accountants in 2004 and 2003:



                                                             2004          2003
                                                           -------       -------
     o  Audit Fees ....................................    $51,500       $64,500
     o  Audit-Related Fees ............................    $    --       $    --
     o  Tax Fees ......................................    $    --       $18,500
     o  All Other Fees ................................    $    --       $    --


      Audit fees consist of services rendered to the Company for the audit of the Company's annual consolidated financial statements, reviews of the Company's quarterly financial statements and related services.

      Tax fees consist of tax compliance and related tax services.

      The Company's policy is that, before accountants are engaged by the Company to render audit or non- audit services, the engagement is approved by Cadus's Board of Directors. Cadus's Board of Directors approved Grant Thornton LLP's engagement as the Company's independent auditors for the fiscal year ending December 31, 2004 before Grant Thornton LLP was so engaged. All of the 2004 services described above were approved by the Board of Directors.

      The Board of Directors has  considered the  compatibility  of fees paid to
its  principal  accountants  in  connection  with  its  principal   accountants'
independence.

      Based on the foregoing review and discussions, the Board of Directors approved that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the Securities and Exchange Commission.

By the Board of Directors:

      James R. Broach
      Russell D. Glass
      Carl C. Icahn
      Peter S. Liebert
      Jack G. Wasserman

Comparative Stock Performance Graph
-----------------------------------

      The following graph provides a comparison of the cumulative total return* for the Nasdaq Stock Market (US) Index, the Nasdaq Biotechnology Index and the Company since December 31, 1999.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
         AMONG CADUS CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE NASDAQ BIOTECHNOLOGY INDEX

                              [LINE CHART OMITTED]


* 100 invested on 12/31/99 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

      Corresponding index values and the Company's Common Stock price values are given below:

                                       12/31/99   12/31/00   12/31/01   12/31/02   12/31/03   12/31/04
                                       --------   --------   --------   --------   --------   --------
Cadus                                   100.00     229.71     373.80     348.24     476.04     488.82
Nasdaq Stock Market (U.S.) Index        100.00      60.30      45.49      26.40      38.36      40.51
Nasdaq Biotechnology Index              100.00     153.84     124.26      69.11      96.95     100.60
Cadus Closing Stock Price                $0.31       0.72       1.17       1.09       1.49       1.53

                             INDEPENDENT ACCOUNTANTS

      On June 23, 2005, the Board of Directors of the Company engaged Holtz Rubenstein Reminick LLP as the Company's new independent accountants to replace Grant Thornton LLP. The Board of Directors decided to solicit proposals from independent accounting firms during April and May 2005. After receiving these proposals and considering a variety of factors, the Board of Directors voted to engage Holtz Rubenstein Reminick LLP as the Company's new independent accountants and to dismiss Grant Thornton LLP effective upon the engagement of Holtz Rubenstein Reminick LLP.

      Previously, on May 4, 2004, the Board of Directors of the Company had engaged Grant Thornton LLP as the Company's new independent accountants to replace KPMG LLP. The Board of Directors had decided to solicit proposals from independent accounting firms during March 2004. After receiving these proposals and considering a variety of factors, the Board of Directors had voted to engage Grant Thornton LLP as the Company's new independent accountants and to dismiss KPMG LLP effective upon the engagement of Grant Thornton LLP.

      The report of Grant Thornton LLP on the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audit of the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2004, and during the period from January 1, 2005 through June 23, 2005, the Company did not have any disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton LLP would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2004. During the period of time from May 4, 2004, when the Company engaged Grant Thornton LLP, through June 23, 2005, there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and Exchange Commission.

      The reports of KPMG LLP on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2003 and 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2003 and 2002, and during the period from January 1, 2004 through May 4, 2004, the Company did not have any disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2003 and

2002. During the period of time from January 1, 2002 through May 4, 2004, there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and Exchange Commission.

      During the fiscal years ended December 31, 2003 and 2002, and during the period from January 1, 2004 through May 4, 2004, the Company did not consult with Grant Thornton LLP regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

      During the fiscal years ended December 31, 2004 and 2003, and during the period from January 1, 2005 through June 23, 2005, the Company did not consult with Holtz Rubenstein Reminick LLP regarding any of the matters specified in
Item 304(a)(2) of Regulation S-K.

      Representatives of Holtz Rubenstein Reminick LLP and Grant Thornton LLP will be present at the Meeting, will be afforded an opportunity to make a statement, and will be available to respond to appropriate inquiries from stockholders.

                    COMPLIANCE WITH 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than ten percent of the Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership on Form 4 or Form 5. Reporting persons are required to furnish the Company with copies of all such forms that they file. To the Company's knowledge, based solely on a review of copies of such filed reports furnished to the Company, all of the Company's directors, officers and greater than ten percent beneficial owners made all required filings during fiscal year 2003 in a timely manner.

                  STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

      Stockholders who wish to present proposals at the 2006 annual meeting of stockholders and who wish to have their proposals presented in the proxy statement distributed by the Board in connection with such annual meeting must submit their proposals in writing, to the attention of the President of the Company, on or before April 12, 2006.

                             ADDITIONAL INFORMATION

      The Company's Annual Report, including certain financial statements, is being mailed concurrently with this Proxy Statement to all persons who were stockholders of record at the close of business on July 26, 2005, which is the record date for voting purposes. The Annual Report does not constitute a part of the proxy soliciting material.

      Upon the written request of any stockholder, the Company will provide, without charge, a copy of the

Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Written requests for such report should be directed to the Company, 767 Fifth Avenue, New York, New York 10153.

                                     GENERAL

      The Board knows of no other matters which are likely to be brought before the Meeting. If, however, any other matters are properly brought before the Meeting, the persons named in the enclosed proxy or their substitutes shall vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the form of proxy.

                                              By Order of the Board of Directors


                                              David Blitz
                                              President

New York, New York
August 10, 2005

                                                                           PROXY

                                CADUS CORPORATION

                   767 FIFTH AVENUE, NEW YORK, NEW YORK 10153

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

       The undersigned hereby appoints David Blitz and/or Jack G. Wasserman as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of the Common Stock of Cadus Corporation held of record by the undersigned on July 26, 2005, at the Annual Meeting of Stockholders to be held on September 14, 2005 or at any adjournment thereof.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

                                                                           14475

                       ANNUAL MEETING OF STOCKHOLDERS OF

                               CADUS CORPORATION

                               SEPTEMBER 14, 2005


                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

                Please detach and mail in the envelope provided

--------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL LISTED NOMINEES
                                 IN PROPOSAL 1.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

1.   Election of Directors:

                           NOMINEES:

[_] FOR ALL NOMINEES       O  James R. Broach
                           O  Russell D. Glass
[_] WITHHOLD AUTHORITY     O  Carl C. Icahn
    FOR ALL NOMINEES       O  Peter S. Liebert
                           O  Jack G. Wasserman

[_] FOR ALL EXCEPT
    (See instructions below)



INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark ----------- "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [GRAPHIC OMITTED]
--------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES IN PROPOSAL 1.

Receipt of Notice of Annual Meeting and Proxy Statement dated August 10, 2005 is hereby acknowledged

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE OR DELIVER TO: AMERICAN STOCK TRANSFER & TRUST COMPANY, 59 MAIDEN LANE, NEW YORK, NEW YORK 10038. FACSIMILE COPIES OF THE PROXY, PROPERLY COMPLETED AND DULY EXECUTED, WILL BE ACCEPTED AT (718) 236-4588. IF YOU HAVE ANY QUESTIONS, PLEASE CALL AMERICAN STOCK TRANSFER & TRUST COMPANY AT (212) 936-5100.


--------------------------------------------------------------------------------

To change the address on your account, please check the box at right and [_] indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder                                    Date:
                        -----------------------------------      ---------------
Signature of Stockholder                                    Date:
                        -----------------------------------      ---------------

       NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.